Exhibit 10.9

                                     FORM OF
                                    AGREEMENT
                        BETWEEN HARDING ASSET FUNDS, INC.
                         AND BIOFILTRATION SYSTEMS, INC.
                                   TO PURCHASE
                           REMAINING 625,000 SHARES OF
                                A 504-D OFFERING

On March 31, 1999, Biofiltration Systems, Inc. (BIFS) agreed to sell 875,000 shares of its common stock to an entity called The Baldridge Group. The stock was sold on a conditional sales contract. Baldridge brought in other partners to purchase some of the stock. On September 1, 1999 BIFS was de-listed from the OTC
BB. Baldridge decided at that time not to continue purchasing the stock as agreed and defaulted on the contract. BIFS notified Baldridge of the default and gave the required ten-day notice.

Since the Baldridge default BIFS contacted some of the original Partners and they indicated an interest in purchasing the remaining 625,000 shares to complete the purchase and close out the 504-D.

Because of its Principals earlier involvement in purchasing stock in the 504-D,
BIFS agreed to allow Harding Asset Funds, Inc. "HAFI" and its Principals the
opportunity to purchase the remaining 625,000 shares for a reduced price because
BIFS is presently not listed on the OTC BB.

HAFI agreed to purchase, and BIFS agreed to sell the remaining 625,000 shares for $0.50 per share.

The terms are as follows: Ten (10) equal payments of $30,000.00 each and one payment of $12,500.00 BIFS will deliver to HAFI the stock in increments of ten
(10) 60,000 free trading share certificates upon payment to BIFS of $30,000.00 each. HAFI agrees to purchase a minimum of 60,000 shares each month for ten (10)
months and 25,000 shares on the final month. The first 60,000 shares shall be delivered to HAFI and $30,000.00 paid to BIFS upon execution of this agreement by both parties.

If purchaser does not make the requires payments as agreed, this agreement may be cancelled by either party upon a ten (10) day written notice to the defaulting party.

By execution of this agreement, both parties agree to all terms and conditions as written above.

HARDING ASSET FUNDS, INC.                   BIOFILTRATION SYSTEMS, INC.

By: /s/ Roy Meadows                         By:/s/ Alpha Keyser
Its President                               Its President & CEO

Date: March 4, 2000                         Date: March 4, 2000